UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                  Other Events

On June 15, 2006, Guitar Center, Inc. issued a press release announcing that it has called for redemption all of its outstanding 4% Senior Convertible Notes due 2013. The redemption date for the notes will be July 15, 2006. The redemption price for the notes will be equal to 101.60% of the principal amount of the notes, plus accrued and unpaid interest (including contingent interest) to but not including the redemption date. The aggregate principal amount at maturity of notes outstanding is $100,000,000.

At any time prior 5:00 p.m., New York City time on July 14, 2006, holders may convert the principal amount of the notes, or any portion of the principal amount which is $1,000 or an integral multiple thereof, into 28.9184 shares of fully paid and non-assessable shares of our common stock per $1,000 principal amount at maturity of the notes or portion thereof surrendered for conversion (equivalent to a conversion price of approximately $34.58 per share).

Additional information regarding the redemption of the notes is available from The Bank of New York Trust Company, N.A., the trustee with respect to the notes.

The press release and notice of redemption are filed as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K, respectively.

Item 9.01.                  Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
99.1	Press release regarding redemption of notes dated June 15, 2006.
99.2	Notice of Redemption dated June 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.
Date: June 20, 2006	By:	/s/ Erick Mason
Erick Mason, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding redemption of notes dated June 15, 2006.
99.2	Notice of Redemption dated June 15, 2006.